Exhibit 32.1

CERTIFICATION

In connection with the amended Quarterly Report on Form 10-Q/A of Cord Blood America, Inc. (the Company) for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph R. Vicente, President and Principal Financial and Accounting Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: August 14, 2015	By:	/s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President and Principal Financial and Accounting